Exhibit 99.2

CDEX, Inc. Appoints Malcolm H. Philips, Jr. as President and Chief Executive Officer Monday June 11, 9:00 am ET

Founding CEO Returns to Lead Company's Expansion in Health and Security Markets

TUCSON, AZ--(MARKET WIRE)--Jun 11, 2007 -- CDEX, Inc. (OTC BB:CEXI.OB - News), the developer of innovative systems for substance detection and verification, announced today that Malcolm Philips has been named President and Chief Executive Officer. Mr. Philips was the President, CEO and Chairman of the Board of CDEX from its inception until he left the Company in early 2006. Since December 2006, Mr. Philips has been a special advisor to the Board and Mr. Tim Shriver, who has been serving as acting President and CEO, to consolidate operations in Tucson, Arizona. With completion of the transition and consolidation, the senior management team of Mr. Philips as CEO and Mr. Shriver as Senior Vice President of Technical Operations will continue to lead the company.

"In the last four months, the CDEX Team has not only consolidated offices in Tucson, but also expanded the ValiMed(TM) Medical Validation System product line and Medication Signature Library, upgraded the Methamphetamine Detection Unit for a second round of beta testing and prepared the ValiMed(TM) LVM (a mobile, battery operated fentanyl detector) for beta testing," said Mr. Philips. "With the announcement of the launch of our expanded ValiMed(TM) product line yesterday, and having additional products close to launch, we feel very well positioned for the future."

CDEX, Inc. (www.cdex-inc.com) is the developer of the ValiMed(TM) Medication Validation System. Using Enhanced Photoemission Spectroscopy, ValiMed(TM) quickly validates high-risk medication admixtures, as well as returned narcotics to provide an increased level of patient safety. ValiMed(TM) compares a medication's spectroscopic signature to the Medication Signature Library and returns an easy to understand "validated" or "not validated" result, requiring no user interpretation. In conjunction with priority requests from existing and future clients, CDEX is continuing to build its signature library, which currently contains over 70 unique pharmaceutical signatures and is expected to grow to over 150 by the end of 2007.

"The vision and growth strategy of Mr. Philips and Mr. Shriver is fully supported by the CDEX Board of Directors," said Dr. B.D. Liaw, Chairman of the Board. "We have been pleased with the speed and results of the Tucson consolidation and look forward to their leadership for the future."

About CDEX, Inc.

CDEX, Inc. is a technology development company with a current focus on developing and marketing products using chemical detection and validation technologies. At present, CDEX is devoting its resources to two distinct areas:
(1) identification of substances of concern (e.g., explosives and illegal drugs for homeland security); and (2) validation of substances for anti-counterfeiting, brand protection and quality assurance (e.g., validation of prescription medication and detection of counterfeit or sub-par products for brand protection). ValiMed(TM) is a CDEX solution for the healthcare market. Corporate headquarters and research and development facilities for CDEX are located in Tucson, Arizona. For more information, visit www.cdex-inc.com and www.valimed.com.

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Any statements made in this press release which contain
information that is not historical are essentially forward-looking. Many forward-looking statements can be identified by the use of words such as "expects," "plans," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks are detailed from time-to-time in filings with the Securities and Exchange Commission. There is no obligation to publicly update any forward-looking statements.

Contact:

     Contact Information:
     Malcolm Philips or Stuart Poteet
     520.745.5172
     Email:  mphilips@cdex-inc.com or spoteet@cdex-inc.com

     Market News First
     Angela Junell
     214-461-3411
     ajunell@MN1.com
     Any statements made




Source: CDEX, Inc.